EXHIBIT 4.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

           We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated September 11, 2013 in the Amendment No. 1 to the Registration Statement (File No. 333-190225) and related Prospectus of Guggenheim Defined Portfolios, Series 1077.

                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
September 11, 2013